SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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Emerging Markets Growth Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Email to certain shareholders]

Subject: Emerging Markets Growth Fund shareholder meeting

Dear [name],

We would like to make you aware that Emerging Markets Growth Fund will have a shareholder meeting on October 22, 2014.  We are asking shareholders to approve changes to allow the Fund to convert from its current structure as an open-end interval fund with monthly redemptions, to an open-end, daily valued fund, with daily admissions and withdrawals. In connection with this, we are also proposing changes to or elimination of certain other investment policies of the Fund in an effort to modernize its policies and align it with other daily valued mutual funds.

Click here to view the proxy statement and, if authorized, vote your shares (you will need to refer to the proxy card sent by mail for your control number).

We are excited about these changes and are requesting that you vote your shares as soon as possible.  Please do not hesitate to contact me with any questions.

Best regards,

[contact information]

Link to proxy statement and voting site: http://proxy-direct.com/emg-25901